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21.1  Subsidiaries of the Company


                              THE PANTRY, INC.

                                Subsidiaries

Name of Subsidiary                                     State of Incorporation

Sandhills, Inc.                                        Delaware

PH Holding Corporation                                 North Carolina




                               PH HOLDING CORPORATION

                                    Subsidiaries


Name of Subsidiary                                      State of Incorporation

TC Capital Management, Inc.                             Delaware

Pantry Properties, Inc.                                 South Carolina